Exhibit 99.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made to be effective as of April 1, 2009 (“Effective Date”) by and between CENTEX HOMES (“Centex”), a Nevada general partnership with its principal place of business at 2728 North Harwood, Dallas, Texas  75201, and Barclay Consulting Group, Ltd., a California corporation (“Consultant”), with offices at 20 Golden Grass Court, Alamo, California  94507.

1.	TERM OF THIS AGREEMENT

The term of this Agreement will begin on April 1, 2009 and terminate on April 1, 2010, subject to earlier termination as set forth in Section 7 hereof.

2.	SERVICES AND WORK PRODUCT

Centex hereby engages Consultant to provide consulting services (“Services”) and any related work product and deliverables (“Work Product”), as specified in the Scope of Services (“Scope of Services”) attached hereto as EXHIBIT A.   Consultant agrees that said Services and Work Product will be of good quality, performed in a professional and workmanlike manner, and shall be free of defects.  Without limiting the provisions in Section 4 of this Agreement, Consultant and its officers and employees shall abide by all Centex visitor safety and security policies in performing the Services when visiting Centex’s facilities.  Consultant represents that Consultant has sufficient skills, knowledge and experience to perform the Services without training or supervision by Centex.  Centex and Consultant anticipate that Services to be performed by David L. Barclay, as an officer or employee of Consultant, will occupy less than 33⅓% of the average time that Mr. Barclay performed services for Centex Homes or its affiliates in the thirty-six (36) months prior to the commencement of the term of this Agreement.

3.	INVOICES AND PAYMENT

3.1.
In consideration of the performance of the Services, Centex will compensate Consultant (a) at the rate of $300.00 per hour, in an amount not to exceed $2,400.00 per day, but (b) for the first nine (9) weeks of this Agreement, at the rate of $4,000.00 per week (pro-rated for any partial week).  Centex and Consultant will, where practicable, establish fixed fees for specific aspects of the Services in lieu of the hourly/daily rate structure.  Centex and Consultant expressly agree that the number of hours of Services to be performed by Mr. Barclay under this Agreement shall not equal or exceed 33⅓ of the average time that Mr. Barclay performed Services for Centex or its affiliates in the thirty-six (36) months prior to the commencement of the term of this Agreement.

3.2.
Where the Services or Work Product are performed on a fixed rate, Consultant will invoice Centex upon delivery of the Work Product (if applicable) or upon achievement of the Service to be provided.  Where the Service or Work Product is performed on an hourly rate with caps, or a weekly rate, Consultant will bill Centex monthly for the Services and any reimbursable expenses incurred during the invoice period.  Invoices must show detail that is reasonably satisfactory to Centex.  To be reimbursable, expenses must have been approved in advance by Scott Richter, Executive Vice President ─ Operations Support, and receipts must be attached to the invoices.  Invoices must be submitted to the address in the first paragraph above to the attention of Scott Richter.

3.3.	Centex will pay invoices within 30 days after receipt.

4.	INDEPENDENT CONTRACTOR STATUS

4.1.
Notwithstanding anything to the contrary in this Agreement, express or implied, the status of Consultant’s Services shall be those of an independent contractor, and Consultant will not be regarded as, nor shall Consultant or any of its directors, officers or employees hold themselves out to be, an agent, representative, officer or employee of Centex or any of its affiliates for any purpose.  Neither Consultant nor its directors, officers or employees are authorized to make any contractual commitments on Centex’s behalf.  The relationship between Consultant and Centex is limited to the Services to be performed under this Agreement, and for only the time required to perform the Services within the required timeframes.  Consultant agrees never to assert, contend, or otherwise take the position before any court, administrative agency, or governmental entity that Consultant (or any of Consultant’s directors, officers, employees or workers) is an employee or agent of Centex or that the relationship between Consultant (or any of Consultant’s directors, officers, employees or workers) and Centex is anything other than an independent contractor.  This is a non-exclusive arrangement, and, subject to Section 4.3 below, either party is free to contract with others for similar or related services. As an independent contractor, Consultant shall obtain or provide, at Consultant’s expense, an automobile, telephone, and access to a computer device capable of receiving electronic mail, as and to the extent such may be required for Consultant to perform the Services.

4.2.
Centex is not entitled to and will not direct, supervise, or exercise control over Consultant (or its directors, officers, employees or workers) in the performance of the Services, and nothing in this Agreement shall at any time be construed to create an employment, partnership, principal and agent, or joint venture relationship between Centex and Consultant or its representatives.  Subject to the requirements of this Agreement, including timeframes, Consultant shall choose which of its officers or employees, if any, performs the Services (if applicable), when Services are performed, and where Services are performed.

4.3.
Consultant may apportion time between the provision of the Services and other endeavors in any manner, and shall not be obligated to adhere to any work schedule or job location except to the extent necessary to perform the Services, but Consultant shall cause an officer or employee to appear in person when given reasonable advance notice.  To protect Centex’s legitimate business interests, Consultant agrees that, during the term of this Agreement, neither Consultant nor its directors and officers, including Mr. Barclay, may provide services for the benefit of Consultant or any third party that may be in competition with Centex without its prior written consent.  Consultant and Centex agree that the homebuilding competitors are (1) DR Horton, Inc., Pulte Homes Inc., Lennar Corporation, NVR, Inc., KB Home, Hovnanian Enterprises, Inc., The Ryland Group, Inc., and Beazer Homes USA, Inc. (and their successors by merger or consolidation, if applicable), and (2) the top four (by revenue) regional/specialty homebuilders with operations in California not listed in clause (1).

4.4.
Consultant acknowledges and agrees that Consultant is solely responsible for complying with obligations imposed upon Consultant as an independent contractor by all applicable Federal, state, or local laws, rules, and regulations relating to the performance of the Services and payment of the fees, including but not limited to those relating to the reporting of, and paying when due, all income and other taxes, including estimated taxes, and the filing of all returns and reports required by applicable law.  Without limiting the foregoing, Contractor agrees to pay all Federal, state and local taxes arising from the performance of Services hereunder, including Consultant’s income taxes, employment, social security, occupational and unemployment taxes and, as applicable, the payroll and other taxes of any individuals that Contractor engages to enable Contractor to perform the Services. Consultant agrees to indemnify, defend and hold harmless

Centex, and its parents, subsidiaries, and affiliates and all of their directors, officers, employees, and agents, from and against, any and all losses, damages, costs, penalties, liabilities and expenses, including but not limited to court costs, attorneys' fees, taxes and interest, arising out of or incident to any Federal, state or local taxes, income withholding taxes, social security taxes, unemployment insurance taxes or any other similar sums relating to, based upon or arising out of Contractor’s association with Centex.  Unless not required under applicable law, as determined in Centex’s judgment, Centex will provide an IRS Form 1099 to Consultant for amounts paid to Consultant for the Services during each tax year.  Centex shall not be responsible for deducting and withholding any tax or other amount from the fees payable hereunder nor shall Centex be liable for any Federal, state or local taxes relating to, based upon or arising out of Consultant’s association with Centex, including but not limited to income tax withholding, social security tax, unemployment tax or any other similar sums.  Consultant will supply Centex with its Employer Identification Number, which shall not be a social security number, on an IRS Form W-9 or other approved form.

4.5.
Consultant acknowledges and agrees that Consultant (and its directors, officers, employees and workers) is not eligible for, and hereby waives the right to participate in, any benefit plans, programs, policies or arrangements provided by Centex to its employees, including, without limitation (a) fringe benefits such as paid vacation and sick leave; (b) qualified and nonqualified retirement benefits; (c) welfare benefits such as health, life and disability benefits; and (d) stock option and incentive plans.

4.6.
Where Consultant engages officers, employee, workers or subcontractors to perform the Services, Consultant agrees to hire only those persons legally eligible for employment in the United States to perform them.  Consultant agrees to comply with all I-9 requirements for any person engaged to perform Services under this Agreement and to indemnify and defend Centex (and its parents, subsidiaries, and affiliates and all of their directors, officers, employees, and agents) from any claims that allege Consultant failed to properly engage only legal workers.

4.7.
Consultant will provide Consultant’s own business cards indicating Consultant’s trade name (and the name and title of its officers and employees, as applicable) and appropriate telephone contact numbers.  Such business cards may not refer to Centex or contain a Centex telephone number or other Centex contact information.

5.	INTELLECTUAL PROPERTY RIGHTS

    All Work Product shall be the exclusive property of Centex.  Accordingly, Consultant agrees to grant and hereby grants to Centex all right, title and interest in and to the Work Product, including all rights to copyrights and other intellectual property, together with any applications and registrations that may issue thereon.

6.	CONFIDENTIAL INFORMATION

6.1.
Consultant and its directors, officers, employees and workers will maintain in strict confidence all Confidential Information.  “Confidential Information” means all information and/or materials concerning Centex, its parent, affiliates and/or subsidiaries, including, without limitation, oral, electronic and written information that (a) Centex has by its policies or otherwise indicated should be kept confidential, (b) should reasonably be deemed confidential by Consultant, or (c) if disclosed could be injurious to Centex, its parent, affiliates and/or subsidiaries.  All Confidential Information will remain the sole and exclusive property of Centex.

6.2.
Consultant and its directors, officers, employees and workers shall not use Confidential Information for any personal or professional purpose except as provided in this Agreement.  Consultant and its directors, officers, employees and workers will not disclose any Confidential Information to any other person or entity without the prior written consent of Centex or unless required by law.  If Consultant receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information, Consultant will promptly notify Centex of such receipt and may comply with such subpoena or process to the extent permitted by law.  Centex acknowledges that information that is generally known in the homebuilding industry is not Confidential Information.

6.3.	Consultant shall return or destroy any Confidential Information in Consultant’s possession upon the earlier of Centex’s request or the termination of this Agreement.

7.	TERMINATION

    Either party may terminate this Agreement by giving two weeks’ advance written notice to the other party.  Centex will pay all fees owed to Consultant for Services rendered and all reimbursable expenses incurred before the termination date.  Centex will not be obligated to pay any other fees or compensation to Consultant.  After termination, neither party shall have any further obligation to the other party hereunder, except that Consultant will continue to be subject to Sections 5, 6, 8, and 9 of this Agreement and Centex will continue to be subject to Section 8.2 of this Agreement.

8.	INDEMNIFICATION AND INSURANCE REQUIREMENTS

8.1.
Consultant represents and warrants that prior to performing Services under this Agreement, Consultant has obtained workers’ compensation insurance coverings its employees and workers that protects Centex, its parents, subsidiaries, and affiliates and all of their directors, officers, employees, and agents from claims for injuries sustained by employees and workers that Consultant engages to perform any part of the Services or preparation of the Work Product, except to the extent that doing so conflicts with the applicable law of the jurisdiction where the Services will be performed or the Work Product will be prepared.  In addition, if in the judgment of Centex the applicable law of the jurisdiction where the Services will be performed or the Work Product will be prepared requires that Centex concurrently maintain workers’ compensation insurance on Consultant and those persons contracted by Consultant to perform the Services and Work Product, then Consultant agrees that Centex may procure such workers’ compensation insurance and invoice Consultant for the costs of procurement of such insurance.  Consultant is advised and realizes that pursuant to state law, the workers’ compensation insurance carrier for Centex may not be liable to pay benefits because of Consultant’s independent contractor status, or it may be only secondarily liable, and that Consultant’s own workers’ compensation policy may be primarily liable for payment of benefits.  Except for David L. Barclay, before beginning to perform the Services, Consultant agrees to notify Centex in writing of the identity of each and every person Consultant has engaged or will engage to perform the Services.  If any change is made to the identity of the person(s) engaged to perform the Services, Consultant agrees to provide advance written notice to Centex.

8.2.
Centex will indemnify, defend and hold harmless Consultant from and against any and all losses, damages and claims for damages, costs, penalties, liabilities and expenses, including but not limited to court costs, attorneys' fees, and interest, arising from the Services provided by Consultant as a result of the acts or omissions of (1) Centex or its directors, officers, employees and agents (but not Consultant) or (2) Consultant, except to the extent that (a) such claims arose as a result of Consultant’s gross negligence of willful misconduct, or (b) with respect to any criminal action or proceeding, Consultant’s conduct was unlawful or Consultant’s alleged action(s) giving rise to the alleged claims(s) were outside the Scope of Services.  The parties expressly agree that the indemnification provided under this Section 8.2 includes claims of Consultant’s negligence or alleged negligence. This provision will survive the termination of this Agreement.

8.3.
Notwithstanding the provisions of Section 8.2 above, if a court of competent jurisdiction, arbitrator or other trier of fact determines that Consultant or its directors, officers, employees, or agents have been grossly negligent or have undertaken willful misconduct in connection with the performance of the Services, then Consultant shall pay or reimburse Centex or its subsidiaries or affiliates or insurance carriers or their respective directors, officers, employees and agents, as applicable, for the portion of (a) all legal fees, expenses, court and other defense costs incurred by Centex, both for itself and on behalf of Consultant, and (b) all fines, judgments, damages, penalties and other expenses incurred by Centex, that Consultant’s (or its directors, officers, employees, or agents) determined culpability (as compared to Centex’s culpability) bears to 100%.  Centex will have no obligation to pay any punitive damages or other special damages assessed against Consultant as a result of Consultant’s gross negligence or willful misconduct, which are Consultant’s responsibility. This provision will survive the termination of this Agreement.

8.4.
Consultant warrants and represents that it has secured commercial general liability insurance coverage and automobile coverage on any vehicle driven in the performance of the Services to guard against any and all potentially foreseeable liability to third parties in the performance of the Services.  Consultant agrees to add Centex as an additional insured on this policy. Consultant agrees to maintain any insurance coverage required by this section at all times, and shall provide to Centex upon its requests certificates evidencing such insurance coverage.  Consultant further agrees that it shall notify Centex, in writing, not less than 30 days prior to any material change, reduction in coverage, cancellation, non-renewal, or termination of coverage.

9.	ARBITRATION

9.1.
Consultant and Centex hereby agree to submit to final and binding arbitration any controversy or claim that Consultant has or may have against Centex, or Centex has or may have against Consultant, under this Agreement, including any disputes relating to or in connection with this Agreement.  The arbitration shall be conducted by a single arbitrator to be agreed upon by the parties.  The arbitration will be in accordance with the Commercial Arbitration Rules of the American Arbitration Association but need not be administered by the American Arbitration Association unless agreed to by the parties or unless the parties are unable to agree on an arbitrator.  The arbitrator is not authorized to issue a decision or award that a court of applicable jurisdiction could not legally award under applicable state or federal laws.

9.2.
Centex and Consultant agree that the arbitrator’s award may be enforced by judgment in accordance with the Federal Arbitration Act.  Disputes over whether a decision exceeds the authority of the arbitrator(s) will be decided by summary judgment proceedings in a court of competent jurisdiction.  The parties agree to bear their own costs and attorneys’ fees in any action, unless a statute or the common law provides otherwise.

9.3.
In the event the arbitration requirement set out in this Section 9 is held to be unenforceable, then in lieu of arbitration the parties agree as follows: Any dispute between them resulting in litigation will be decided by a judge without a jury, and each party mutually waives any right it may have to a trial before a jury.

10.	NOTICES

    All notices and payments under this Agreement shall be given or made to the address of the party set forth in the first paragraph above, or to another address provided by the party in accordance with this paragraph.  Any notice must be in writing and given by hand delivery, fax, overnight delivery service or certified mail.  Notice given in person or by fax will be effective when received or successfully transmitted.  Notice given by overnight delivery service will be effective on the first business day following its deposit with the delivery service.  Notice sent by certified mail will be effective three days after mailing if properly addressed with postage prepaid.

11.	MISCELLANEOUS

11.1.
The terms of this Agreement are contractual in nature and not merely recitals, and will be governed and construed in accordance with the laws of the State of Texas excluding its conflict of laws principles that would require the application of the law of any other state.  Should any part of this Agreement be determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable, such part will not affect the Agreement’s other terms or provisions, or the whole of this Agreement, and any illegal, invalid, or unenforceable part will be deemed not to be a part of this Agreement.

11.2.
This Agreement and the Scope of Services constitute the entire understanding between Consultant and Centex, and supersede all prior agreements, arrangements, representations and communications (whether oral or written) regarding the subject matter of this Agreement.  This Agreement may only be amended by a written instrument signed by the parties.

11.3.	Consultant may not assign its rights or obligations under this Agreement.

11.4.
Subject to Section 11.3 above, this Agreement shall be for the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.  This Agreement is not intended to, and does not, confer upon any person other than the parties (and in the case of Centex, its subsidiaries and affiliates) any rights or remedies.

[Signatures on following page]

Executed by the parties as of the dates set forth below their signatures to be effective on the Effective Date.

CONSULTANT:		CENTEX HOMES,
a Nevada general partnership

Barclay Consulting Group, Ltd.,		By: Centex Real Estate Estate Corporation, a Nevada
a California corporation		corporation, its managing partner

By:	/s/ David L. Barclay	By:	/s/ Joseph A. Bosch
	Name: David L. Barclay		Joseph A. Bosch
	Title: President		Senior Vice President – Human Resources

Date:	April 1, 2009	Date:	April 1, 2009

EXHIBIT A

Scope of Services

Consultant will provide the following Services and Work Product upon request:

Services and Work Product

1.	General consulting on land development, land acquisition, land assets, and joint ventures upon request

2.	Prepare and submit to SMT weekly written reports outlining the status of, and providing strategy recommendations for, projects upon request

3.	Meet with or respond to EVP and DP inquiries upon request

4.	Other matters agreed from time to time

Consultant and Centex will establish a timetable and deliverables for each aspect of the Services.

Scott Richter, Executive Vice President ─ Operations Support, will provide Consultant with any necessary clarification of the Services and/or Work Product.

Exhibit A